Mail to: Secretary of State
                             Corporations Section       For office use only  001
Please include a typed     1560 Broadway, Suite 200
self-addressed envelope       Denver, CO  80202         Filed - Customer Copy
                               (303) 894-2251           Donetta Davidson
MUST BY TYPED                Fax (303) 894-2242      Colorado Secretary of State
FILING FEE: $50.00                                          19991161284 C
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                                                          SECRETARY OF STATE
                                                          08-27-1999 10:47:39

                           ARTICLES OF INCORPORATION

Corporation Name - CELEBRITY SPORTS NETWORK, INC.

Principal Business Address - 2119 ARAPAHOE STREET, GOLDEN, CO  80401

Cumulative voting share of stock is authorized. Yes[ ]  No [X]

If duration is less than perpetual enter number of years _____

Preemptive rights are granted to shareholder. Yes[ ]  No [X]

Stock information:

Stock Class - COMMON    - Authorized Shares - 50,000,000 - Par Value - .001
Stock Class - PREFERRED - Authorized Shares - 10,000,000 - Par Value - .001

The name of the initial registered agent and the address of the registered office is:

Last Name - PRESTON - First & Middle Name - RICHARD DAVID

Street Address - 2119 ARAPAHOE STREET, GOLDEN, CO  80401

  The undersigned consents to the appointment as the initial registered agent.

Signature of Registered Agent - /s/ R. David Preston

These articles are to have a delayed effective date of:

Incorporators: Names and addresses:

NAME                            ADDRESS
----                            -------

SCOTT THORNOCK                  1422 DELGANY STREET, #12, DENVER, 80202

ROBBIN MINKEL                   6776 SALVIA COURT, ARVADA, CO  80007

Incorporators who are natural persons must be 18 years or more. The undersigned, acting as incorporator(s) of a corporation under the Colorado Business Corporation Act, adopt the above Articles of Incorporation.

Signature: /s/ Scott Thornock           Signature: /s/ Robbin Minkel

                                                                    Revised 7/95